                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)
                                OCTOBER 18, 2002


                           MUTUAL RISK MANAGEMENT LTD
               (EXACT NAME OR REGISTRANT SPECIFIED IN ITS CHARTER)

            STATE OR OTHER          COMMISSION         IRS EMPLOYER
             JURISDICTION          FILE NUMBER:       IDENTIFICATION
           OF INCORPORATION:                              NUMBER:

            BERMUDA                 1-10760           NOT APPLICABLE

                                44 CHURCH STREET
                              HAMILTON HM12 BERMUDA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE - (441) 295-5688


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On Friday, October 18, 2002, the Board of Directors of the Company appointed Mr. David Ezekiel as a member of the Board. Mr. Ezekiel currently is the President and Managing Director of International Advisory Services Ltd., a subsidiary of the Company, and a director of MRM Services Ltd. Due to the Company's inability to secure an extension of its current Directors' and Officers' insurance policy or to obtain acceptable replacement coverage, Roger E. Dailey, Arthur E. Engel, Jerry S. Rosenbloom, Norman L. Rosenthal, Joseph D. Sargent and Richard G. Turner then resigned as Directors of the Company, effective October 19, 2002. Mr. Paul Scope, Chairman and Chief Executive Officer of the Park Group Limited, the Company's insurance brokerage subsidiary, was subsequently appointed to the Board on October 31, 2002. Effective November 1, 2002, Mr. Robert Mulderig retired as a director of the Company and as its Chairman and Chief Executive Officer. Mr. Ezekiel was appointed as Chairman and Chief Executive Officer with immediate effect. As a result, the Company currently has two directors, Mr. Ezekiel and Mr. Scope each of whom will serve until the next Annual General Meeting of shareholders.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2002             MUTUAL RISK MANAGEMENT LTD.



                                      By:/s/ Angus H. Ayliffe
                                         --------------------------------------
                                         Angus H. Ayliffe
                                         Chief Financial Officer